Exhibit 1.2

EXECUTION VERSION

UnitedHealth Group Incorporated

Debt Securities

Pricing Agreement

May 17, 2022

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated May 17, 2022 (the “Agreement”), between the Company, on the one hand, and BofA Securities, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc., as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 5:10 p.m. (Eastern Time) on May 17, 2022 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated May 17, 2022 (including the Base Prospectus dated February 24, 2020) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
Name:	Peter M. Gill
Title:	Senior Vice President and Treasurer

BOFA SECURITIES, INC.

By:	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
	Name:	James Gutow
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Timothy Azoia
	Name:	Timothy Azoia
	Title:	Director

By:	/s/ Ryan E. Montgomery
	Name:	Ryan E. Montgomery
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Dan Bray
	Name:	Dan Bray
	Title:	Executive Director

[Signature Page to Pricing Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
	Name:	Chris Cicoletti
	Title:	Managing Director

As Representatives of the several Underwriters named in Schedule I hereto

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes	Principal Amount of 2032 Notes	Principal Amount of 2052 Notes	Principal Amount of 2062 Notes
BofA Securities, Inc.	57,000,000	85,500,000	142,500,000	190,000,000	95,000,000
Barclays Capital Inc.	52,500,000	78,750,000	131,250,000	175,000,000	87,500,000
Deutsche Bank Securities Inc.	52,500,000	78,750,000	131,250,000	175,000,000	87,500,000
Morgan Stanley & Co. LLC	54,000,000	81,000,000	135,000,000	180,000,000	90,000,000
RBC Capital Markets, LLC	52,500,000	78,750,000	131,250,000	175,000,000	87,500,000
U.S. Bancorp Investments, Inc.	52,500,000	78,750,000	131,250,000	175,000,000	87,500,000
Citigroup Global Markets Inc.	24,000,000	36,000,000	60,000,000	80,000,000	40,000,000
Credit Suisse Securities (USA) LLC	24,000,000	36,000,000	60,000,000	80,000,000	40,000,000
Goldman Sachs & Co. LLC	24,000,000	36,000,000	60,000,000	80,000,000	40,000,000
J.P. Morgan Securities LLC	24,000,000	36,000,000	60,000,000	80,000,000	40,000,000
Mizuho Securities USA LLC	24,000,000	36,000,000	60,000,000	80,000,000	40,000,000
PNC Capital Markets LLC	24,000,000	36,000,000	60,000,000	80,000,000	40,000,000
Truist Securities, Inc.	24,000,000	36,000,000	60,000,000	80,000,000	40,000,000
Wells Fargo Securities, LLC	24,000,000	36,000,000	60,000,000	80,000,000	40,000,000
BNP Paribas Securities Corp.	12,000,000	18,000,000	30,000,000	40,000,000	20,000,000
KeyBanc Capital Markets Inc.	12,000,000	18,000,000	30,000,000	40,000,000	20,000,000
Santander Investment Securities Inc.	12,000,000	18,000,000	30,000,000	40,000,000	20,000,000
Scotia Capital (USA) Inc.	12,000,000	18,000,000	30,000,000	40,000,000	20,000,000
TD Securities (USA) LLC	12,000,000	18,000,000	30,000,000	40,000,000	20,000,000
Bancroft Capital LLC	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000
BNY Mellon Capital Markets, LLC	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000
Drexel Hamilton, LLC	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000
Fifth Third Securities, Inc.	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000
Huntington Securities, Inc.	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000
Loop Capital Markets LLC	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000
MFR Securities, Inc.	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000
R. Seelaus & Co., LLC	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000
Regions Securities LLC	3,000,000	4,500,000	7,500,000	10,000,000	5,000,000

Total	$600,000,000	$900,000,000	$1,500,000,000	$2,000,000,000	$1,000,000,000

SCHEDULE II

Title of Designated Securities:

3.700% Notes Due May 15, 2027 (the “2027 Notes”)

4.000% Notes Due May 15, 2029 (the “2029 Notes”)

4.200% Notes Due May 15, 2032 (the “2032 Notes”)

4.750% Notes Due May 15, 2052 (the “2052 Notes”)

4.950% Notes Due May 15, 2062 (the “2062 Notes”)

Aggregate principal amount:

$600,000,000 for the 2027 Notes

$900,000,000 for the 2029 Notes

$1,500,000,000 for the 2032 Notes

$2,000,000,000 for the 2052 Notes

$1,000,000,000 for the 2062 Notes

Price to Public:

2027 Notes:	99.946% of the principal amount of the 2027 Notes, plus accrued interest, if any, from May 20, 2022.

2029 Notes:	99.639% of the principal amount of the 2029 Notes, plus accrued interest, if any, from May 20, 2022.

2032 Notes:	99.742% of the principal amount of the 2032 Notes, plus accrued interest, if any, from May 20, 2022.

2052 Notes:	99.100% of the principal amount of the 2052 Notes, plus accrued interest, if any, from May 20, 2022.

2062 Notes:	99.020% of the principal amount of the 2062 Notes, plus accrued interest, if any, from May 20, 2022.

Purchase Price by Underwriters:

2027 Notes:	99.596% of the principal amount of the 2027 Notes, plus accrued interest, if any, from May 20, 2022, if settlement occurs after that date.

2029 Notes:	99.239% of the principal amount of the 2029 Notes, plus accrued interest, if any, from May 20, 2022, if settlement occurs after that date.

2032 Notes:	99.292% of the principal amount of the 2032 Notes, plus accrued interest, if any, from May 20, 2022, if settlement occurs after that date.

2052 Notes:	98.350% of the principal amount of the 2052 Notes, plus accrued interest, if any, from May 20, 2022, if settlement occurs after that date.

2062 Notes:	98.220% of the principal amount of the 2062 Notes, plus accrued interest, if any, from May 20, 2022, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), May 20, 2022.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank Trust Company, National Association, as Trustee.

Maturity:

2027 Notes:	May 15, 2027.

2029 Notes:	May 15, 2029.

2032 Notes:	May 15, 2032.

2052 Notes:	May 15, 2052.

2062 Notes:	May 15, 2062

.

Interest Rate:

2027 Notes:	3.700%.

2029 Notes:	4.000%.

2032 Notes:	4.200%.

2052 Notes:	4.750%.

2062 Notes:	4.950%.

Interest Payment Dates:

2027 Notes:	May 15 and November 15, commencing November 15, 2022.

2029 Notes:	May 15 and November 15, commencing November 15, 2022.

2032 Notes:	May 15 and November 15, commencing November 15, 2022.

2052 Notes:	May 15 and November 15, commencing November 15, 2022.

2062 Notes:	May 15 and November 15, commencing November 15, 2022.

Optional Redemption:

The 2027 Notes, the 2029 Notes, the 2032 Notes, the 2052 Notes and the 2062 Notes are redeemable by the Company, in whole or in part and at any time on not less than 10 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

May 20, 2022, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2052 Notes and the 2062 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Facsimile: (212) 797-4561

Attention: Debt Capital Markets Syndicate

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Fax No.: (212) 507-8999

Attention: Investment Banking Division

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Facsimile: (212) 428-6308

Attention: USDCM Transaction Management

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Debt Capital Markets

Facsimile: (877) 558-2607

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated May 17, 2022 relating to the 2027 Notes, the 2029 Notes, the 2032 Notes, the 2052 Notes and the 2062 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-236600

May 17, 2022

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated May 17, 2022

$600,000,000 3.700% NOTES DUE MAY 15, 2027

$900,000,000 4.000% NOTES DUE MAY 15, 2029

$1,500,000,000 4.200% NOTES DUE MAY 15, 2032

$2,000,000,000 4.750% NOTES DUE MAY 15, 2052

$1,000,000,000 4.950% NOTES DUE MAY 15, 2062

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-236600)

Trade Date:	May 17, 2022

Settlement Date (T+3):	May 20, 2022

Maturity Date:	May 15, 2027 (the “2027 Notes”) May 15, 2029 (the “2029 Notes”) May 15, 2032 (the “2032 Notes”) May 15, 2052 (the “2052 Notes”) May 15, 2062 (the “2062 Notes”)

Principal Amount Offered:	$600,000,000 (2027 Notes) $900,000,000 (2029 Notes) $1,500,000,000 (2032 Notes) $2,000,000,000 (2052 Notes) $1,000,000,000 (2062 Notes)

Price to Public (Issue Price):	99.946% (2027 Notes) 99.639% (2029 Notes) 99.742% (2032 Notes) 99.100% (2052 Notes) 99.020% (2062 Notes)

Net Proceeds (Before Expenses) to Issuer:	$597,576,000 (99.596%) (2027 Notes) $893,151,000 (99.239%) (2029 Notes) $1,489,380,000 (99.292%) (2032 Notes) $1,967,000,000 (98.350%) (2052 Notes) $982,200,000 (98.220%) (2062 Notes)

Interest Rate:	3.700% (2027 Notes) 4.000% (2029 Notes) 4.200% (2032 Notes) 4.750% (2052 Notes) 4.950% (2062 Notes)

Interest Payment Dates:

May 15 and November 15, commencing November 15, 2022 (2027 Notes)

May 15 and November 15, commencing November 15, 2022 (2029 Notes)

May 15 and November 15, commencing November 15, 2022 (2032 Notes)

May 15 and November 15, commencing November 15, 2022 (2052 Notes)

May 15 and November 15, commencing November 15, 2022 (2062 Notes)

Regular Record Dates:	May 1 and November 1 (2027 Notes) May 1 and November 1 (2029 Notes) May 1 and November 1 (2032 Notes) May 1 and November 1 (2052 Notes) May 1 and November 1 (2062 Notes)

Benchmark:

T 2.750% due April 30, 2027 (2027 Notes)

T 2.875% due April 30, 2029 (2029 Notes)

T 2.875% due May 15, 2032 (2032 Notes)

T 2.250% due February 15, 2052 (2052 Notes)

T 2.250% due February 15, 2052 (2062 Notes)

Benchmark Price / Yield:	99-01 / 2.962% (2027 Notes) 99-05 / 3.010% (2029 Notes) 99-02+ / 2.982% (2032 Notes) 81-23+ / 3.207% (2052 Notes) 81-23+ / 3.207% (2062 Notes)

Spread to Benchmark:	+75 basis points (2027 Notes) +105 basis points (2029 Notes) +125 basis points (2032 Notes) +160 basis points (2052 Notes) +180 basis points (2062 Notes)

Re-offer Yield:	3.712% (2027 Notes) 4.060% (2029 Notes) 4.232% (2032 Notes) 4.807% (2052 Notes) 5.007% (2062 Notes)

Optional Redemption Provisions:

Prior to April 15, 2027 (1 month prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on or after April 15, 2027 (2027 Notes).

Prior to March 15, 2029 (2 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after March 15, 2029 (2029 Notes).

Prior to February 15, 2032 (3 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after February 15, 2032 (2032 Notes).

Prior to November 15, 2051 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 25 basis points; par call on or after November 15, 2051 (2052 Notes).

Prior to November 15, 2061 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 30 basis points; par call on or after November 15, 2061 (2062 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

CUSIP / ISIN:	91324PEG3 / US91324PEG37 (2027 Notes) 91324PEH1 / US91324PEH10 (2029 Notes) 91324PEJ7 / US91324PEJ75 (2032 Notes) 91324PEK4 / US91324PEK49 (2052 Notes) 91324PEL2 / US91324PEL22 (2062 Notes)

Joint Book-Running Managers:

BofA Securities, Inc.

Barclays Capital Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

PNC Capital Markets LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp. KeyBanc Capital Markets Inc. Santander Investment Securities Inc. Scotia Capital (USA) Inc. TD Securities (USA) LLC

Co-Managers:

Bancroft Capital LLC

BNY Mellon Capital Markets, LLC

Drexel Hamilton, LLC

Fifth Third Securities, Inc.

Huntington Securities, Inc.

Loop Capital Markets LLC

MFR Securities, Inc.

R. Seelaus & Co., LLC

Regions Securities LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at (800) 294-1322, Barclays Capital Inc. toll-free at (888) 603-5847, Deutsche Bank Securities Inc. toll-free at (800) 503-4611, Morgan Stanley & Co. LLC toll-free at (866) 718-1649, RBC Capital Markets, LLC toll-free at (866) 375-6829 and U.S. Bancorp Investments, Inc.

toll-free at (877) 558-2607. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.